EXHIBIT 10.3

AMENDMENT TO PEOPLE’S

UTAH BANCORP

INCENTIVE PLAN

This Amendment (the “Amendment”) to People’s Utah Bancorp Incentive Plan dated February 11, 1999 (the “1999 Plan”) is made and entered into as of July 23, 2008 (the “Effective Date”) by People’s Utah Bancorp (“PUB”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

RECITALS

WHEREAS simultaneously herewith the directors have adopted the People’s Utah Bancorp 2008 Incentive Plan (the “2008 Plan”) in order to attract, retain, and reward key employees, officers and directors and strengthen the mutuality of interests between such persons and the Corporation’s shareholders.

WHEREAS in connection with the adoption of the 2008 Plan, the directors have determined that the Corporation will no longer issue Awards under the 1999 Plan and would like to make authorized but unissued Shares under the 1999 Plan available under the 2008 Plan.

WHEREAS PUB desires to decrease by 1,909 to 33,836 the number of Non-Voting Common Shares and decrease by 3,240 to 7,545 the number of Voting Common Shares of the Corporation that may be issued under Awards granted pursuant to the 1999 Plan. Previously exercised plus currently outstanding Awards to purchase Non-Voting Common Shares do not exceed 33,836 Non-Voting Common Shares and 7,545 Voting Common Shares.

AMENDMENT

NOW, THEREFORE, PUB amends the 1999 Plan as follows:

The first sentence of Section 4.1 is amended in its entirety as follows:

“4.1 Shares. The maximum aggregate number of Common Shares that may be issued under this Plan shall be seven thousand five hundred and forty-five (7,545) Voting Common Shares and thirty-three thousand eight hundred and thirty-six (33,836) Non• Voting Common Shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Shares or issued Common Shares reacquired by the Company.”

Except as in this Amendment specifically provided, all provisions of the Plan shall remain unaffected by this Amendment and shall continue in full force and effect in accordance with the provisions of the Plan.

IN WITNESS WHEREOF, PUB has caused this Amendment to be executed effective July 23, 2008 in its behalf by its duly authorized officer.

PEOPLE’S UTAH BANCORP,
a Utah corporation

By:	/s/ Richard T. Beard
Richard T. Beard
Chief Executive Officer

AMENDMENT TO

PEOPLE’S UTAH BANCORP

INCENTIVE PLAN

This Amendment (the “Amendment”) to People’s Utah Bancorp Incentive Plan dated February 11, 1999 (the “Plan”) is made and entered into as of December 8, 2004 (the “Effective Date”) by People’s Utah Bancorp (“PUB”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

RECITALS

WHEREAS the directors have determined that it is in the best interests of PUB to amend the Plan to increase the number of shares that may be issued under the Plan, in order to attract, retain, and reward key employees, officers and directors and strengthen the mutuality of interests between such persons and the Corporation’s shareholders.

WHEREAS Section 4.1,.as amended, provides that the maximum aggregate number of shares that may be issued under the Plan is a total of 36,530 shares divided into 10,785 Voting Common Shares and 25,745 Non-Voting Common Shares.

WHEREAS PUB desires to increase the maximum aggregate number of shares that may be issued under the Plan to a total of 46,530 shares by increasing to 35,745 the number of Non-Voting Common Shares.

AMENDMENT

NOW, THEREFORE, PUB amends the Plan as follows:

The first sentence of Section 4.1 is amended in its entirety as follows:

“4.1 Shares. The maximum aggregate number of Common Shares that may be issued under this Plan shall be ten thousand seven hundred and eighty-five (10,785) Voting Common Shares and thirty• five thousand seven hundred and forty-five (35,745) Non-Voting Common Shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Shares or issued Common Shares reacquired by the Company.”

Except as in this Amendment specifically provided, all provisions of the Plan shall remain unaffected by this Amendment and shall continue in full force and effect in accordance with the provisions of the Plan.

IN WITNESS WHEREOF, PUB has caused this Amendment to be executed on December 15, 2004 in its behalf by its duly authorized officer.

PEOPLE’S UTAH BANCORP,
a Utah corporation

By:	/s/ Dale O. Gunther
Dale O. Gunther
President

FIRST AMENDMENT TO

PEOPLE’S UTAH BANCORP

INCENTIVE PLAN

This First Amendment (the “Amendment”) to People’s Utah Bancorp Incentive Plan (the “Plan”), dated February 11, 1999, is made and entered into as of February 13, 2002 (the “Effective Date”) by People’s Utah Bancorp (“PUB”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

RECITALS

WHEREAS the directors have determined that it is in the best interests of PUB to amend the Plan to increase the number of shares that may be issued under the Plan, in order to attract, retain, and reward key employees, officers and directors and strengthen the mutuality of interests between such persons and the Corporation’s shareholders.

WHEREAS Section 4.1 provides that the maximum aggregate number of shares that may be issued under the Plan is a total of 21, 530 shares divided into 10,785 Voting Common Shares and 10,745 Non• Voting Common Shares.

WHEREAS PUB desires to increase the maximum aggregate number of shares that may be issued under the Plan to a total of 26,530 shares divided into 10,785 Voting Common Shares and 15,745 Non• Voting Common Shares.

AMENDMENT

NOW, THEREFORE, PUB amends the Plan as follows:

The first sentence of Section 4.1 is amended in its entirety as follows:

“4.1 Shares. The maximum aggregate number of Common Shares that may be issued under this Plan shall be ten thousand seven hundred and eighty five (10,785) Voting Common Shares and fifteen thousand seven hundred and forty five (15,785) Non-Voting Common Shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Shares or issued Common Shares reacquired by the Company.”

Except as in this Amendment specifically provided, all provisions of the Plan shall remain unaffected by this Amendment and shall continue in full force and effect in accordance with the provisions of the Plan.

IN WITNESS WHEREOF, PUB has, effective as of February 13, 2002, caused this Amendment to be executed on February 27, 2002 in its behalf by its duly authorized officer.

PEOPLE’S UTAH BANCORP, a Utah corporation

By:	/s/ Dale O. Gunther
Dale O. Gunther
President

PEOPLE’S UTAH BANCORP

INCENTIVE PLAN

ARTICLE I

Purpose

The purpose of this Incentive Plan (the “Plan”) is to enable People’s Utah Bancorp (the “Company”) to offer key employees and directors of the Company equity interests in the Company, thereby attracting, retaining and rewarding such persons, and strengthening the mutuality of interests between such persons and the Company’s shareholders.

ARTICLE II

Definitions

For purposes of this Plan, the following terms shall have the following meanings:

2.1 “Award” shall mean an award under this Plan of any Shares Option or Restricted Shares.

2.2 “Board” shall mean the Board of Directors of the Company.

2.3 “Change {)f Control” shall mean the occurrence of any one of the following, other than in a transaction that has been approved by the Board: (i) the Company enters into an agreement of reorganization, merger or consolidation pursuant to which the Company is not the surviving corporation, (ii) the Company sells substantially all its assets, or (iii) in excess of 50% of the outstanding Common Shares of the Company are acquired, in one transaction or a series of transactions, by a single purchaser or group of related purchasers.

2.4 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.5 “Committee” shall mean the Committee of the Board, consisting of two or more Directors, charged with the supervision of the Plan.

2.6 “Common Shares” shall mean the Voting Common Shares, $1.00 par value per share, and the Non-Voting Common Shares, no par value per share, of the Company.

2.7 “Company” shall mean Bank of American Fork, a Utah corporation.

2.8. “Disability” shall mean a mental or physical impairment that results in the inability of an employees to perform his or her material duties for a period of one hundred eighty (180) days or, in the reasonable judgment of a qualified medical professional, the substantial likelihood that an employee will be unable to perform his or her material duties for a period of one hundred eighty (180) days or more due to a mental or physical impairment.

2.9 “Fair Market Value” for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, (i) if the shares of the Company are publicly traded, the weighted average of the published prices of a share of Common Shares for the 30-day period ending at the close of trading on the preceding trading day, or, (ii) if the Common Shares of the Company are not publicly traded or if such information is not otherwise available, the fair market value as reasonably determined by the Board, in good faith, which determination shall be conclusive.

2.10 “Incentive Shares Option” shall mean any Shares Option awarded under this Plan intended to be and designated as an “Incentive Shares Option” within the meaning of Section 422 of the Code or any successor section.

2.11 “Non-Qualified Shares Option” shall mean any Shares Option awarded under this Plan that is not an Incentive Shares Option.

2.12 “Participant” shall mean a person to whom an Award has been made pursuant to this Plan.

2.13 “Restricted Shares” shall mean an Award of shares of Common Shares under this Plan that is subject to restrictions under Article VII.

2 .14 “Restriction Period” shall have the meaning set forth in Section 7.3(a).

2.15 “Shares Option” or “Option” shall mean any option to purchase shares of Common Stock granted pursuant to Article VI.

2.16 “Termination of Employment” shall mean a termination of employment with the Company for reasons other than a military or personal leave of absence granted by the Company. In the case of a Director who is not an employee of the Company, “Termination of Employment” shall mean termination of service as a director of the Company.

ARTICLE III

Administration

3 .1 The Committee. The Plan shall be administered and interpreted by the Committee.

3.2 Awards. The Committee shall have full authority to grant Shares Options and Restricted Shares, pursuant to the terms of this Plan, to persons eligible under Article V. In particular, the Committee shall have the authority:

(a) to select the persons to whom Shares Options and Restricted Shares may from time to time be granted hereunder;

(b) to determine whether and to what extent Incentive Shares Options, Non-Qualified Shares Options and Restricted Shares, or any combination thereof, are to be granted hereunder to one or more persons eligible to receive Awards under Article V;

(c) to determine the number of Common Shares to be covered by each such Award granted hereunder and whether the Common Shares covered by such Award shall be Voting Common Shares or Non-Voting Common Shares or a combination of both; and

(d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the option price, the term of the option, any restriction or limitation affecting the exercisability or delivery thereof, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Shares relating thereto).

3.3 Guidelines. Subject to Article VIII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award granted in the manner and to the extent it shall deem necessary to carry this Plan into effect. Notwithstanding the foregoing, no action of the Committee under this Section 3. 3 shall impair the rights of any Participant without the Participant’s consent.

3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

ARTICLE IV

Share Limitation

4.1 Shares. The maximum aggregate number of shares of Common Shares which may be issued under this Plan shall be ten thousand seven hundred eighty-five (10,785) Voting Common Shares and ten thousand seven hundred forty-five (10,745) Non-Voting

Common Shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Shares or issued Common Shares reacquired by the Company. If any Option granted under this Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the number of unpurchased shares shall again be available for the purposes of the Plan.

4.2 Changes. In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a dividend or its equivalent which is credited to a Plan Participant or a regular cash dividend), stock split, or other change in corporate structure affecting the Common Shares, such substitution or adjustment shall be made in the maximum aggregate number of shares which may be issued under this Plan, in the number and option price of shares subject to outstanding Options granted under this Plan, and in the number of shares subject to other outstanding Awards granted under this Plan, as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number.

ARTICLE V

Eligibility

5 .1 Employees. Officers and other key employees of the Company (including Directors of the Company who are also employees of the Company) are eligible to be granted Awards under this Plan.

5.2 Directors, Consultants and Advisors. Directors of the Company and Consultants and Advisors to the Company who are not employees of the Company are eligible to be granted Non-Qualified Shares Options and Restricted Shares under this Plan, but may not be granted Incentive Shares Options.

ARTICLE VI

Shares Options

6.1 Options. Each Shares Option granted under this Plan shall be either an Incentive Shares Option or a Non-Qualified Shares Option.

6.2 Grants. The Committee shall have the authority to grant to any person eligible under Article V one or more Incentive Shares Options, Non-Qualified Shares Options, or both types of Shares Options. To the extent that any Shares Option does not qualify as an Incentive Shares Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Shares Option or the portion thereof which does not qualify as an Incentive Shares Option shall constitute a separate Non-Qualified Shares Option.

6.3 Incentive Shares Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Shares Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Shares Option under such Section 422.

6.4 Terms of Options. Options granted under this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(a) Shares Option Contract. Each Shares Option shall be evidenced by, and subject to the terms of, a Shares Option Contract executed by the Company and the Participant. In addition, each Participant will be required to execute a Shareholder’s Agreement. The Shares Option Contract shall specify whether the Option is an Incentive Shares Option or a Non-Qualified Shares Option, the number of shares of Common Shares subject to the Shares Option, the option price, the option term, and the other terms and conditions applicable to the Shares Option.

(b) Option Price. Subject to section (k) below, the option price per share of Common Shares purchasable upon exercise of a Shares Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Common Shares on the date of grant if the Shares Option is intended to. be an Incentive Shares Option.

(c) Option Term. Subject to section (k) below, the term of each Shares Option shall be fixed by the Committee, but no Shares Option shall be exercisable more than ten years after the date it is granted.

(d) Exercisability. Shares Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that the Committee may waive any installment exercise or waiting period provisions, in whole or in part, at any time after the date of grant, based on such factors as the Committee shall deem appropriate in its sole discretion.

(e) Method of Exercise. Subject to such installment exercise and waiting period provisions as may be imposed by the Committee, Shares Options may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of shares of Common Shares to be purchased and the option price therefor. The notice of exercise shall be accompanied by payment in full of the option price in cash and, unless waived by the Committee, by the representation described in Section 10.2. The Committee may, in its sole discretion at or after the grant, determine that payment in full or in part may be made in the form of Common Shares duly owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances), based on the Fair Market Value of the Common Shares on the last trading date preceding payment. Upon payment in full of the option price, as provided herein, a stock certificate or stock certificates representing the number of shares of Common Shares to which the Participant is entitled shall be issued and delivered to the Participant. A Participant shall not be deemed to be the holder of Common Shares, or to have the rights of a holder of Common Shares, with respect to shares subject to the Option, unless and until a stock certificate or stock certificates representing such shares of Common Shares are issued to such Participant.

(1) Death. Except for Incentive Shares Options subject to subsection 0) below, if a Participant’s employment by the Company terminates by reason of death, any Shares Option held by such Participant which was exercisable at the date of death may be exercised by the legal representative of the Participant’s estate at any time or times during the period beginning on the date of death and ending ninety (90) days after the date of death or until the expiration of the stated term of such Shares Option, whichever period is the shorter. Nothing in this paragraph is intended to effect the rights of the Company under any separate agreement between the Company and a participant.

(g) Disability. Except for Incentive Shares Options subject to subsection (j) below, if a Participant’s employment by the Company terminates by reason of Disability, any Shares Option held by such Participant which was exercisable on the date of such termination of employment may thereafter be exercised by the Participant at any time or ‘times during the period beginning on the date of such termination and ending ninety (90) days after the date of such termination or until the expiration of the stated term of such Shares Option, whichever period is the shorter. If an Incentive Shares Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Shares Option will thereafter be treated as a Non-Qualified Shares Option. Nothing in this paragraph is intended to effect the rights of the Company under any separate agreement between the Company and a participant.

(h) Termination of Employment. If a Participant’s employment by the Company terminates for any reason other than death or Disability, any Shares Option held by such Participant on the date of such termination of employment will terminate thirty (30) days after such date of termination, or on the expiration of the stated term of such Shares Option if earlier, and may not be exercised thereafter. Nothing in this paragraph is intended to effect the rights of the Company under any separate agreement between the Company and a participant.

(i) Change of Control. In the event of a Change of Control, all outstanding Shares Options shall immediately become fully exercisable, and upon payment by the Participant of the option price (and, unless waived, delivery of the representation described in Section 10.2), a stock certificate or certificates representing the Common Shares covered thereby shall be issued and delivered to the Participant.

(j) Incentive Shares Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the Common Shares with respect to which Incentive Shares Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any subsidiary or parent corporation (within the meaning of Section 424 of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Shares Options.

Should the foregoing provisions not be necessary in order for the Shares Options to qualify as Incentive Shares Options, or should any additional provisions be required, the Board may amend this Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

(k) Ten-Percent Shareholder Rule. Notwithstanding any other provision of this Plan to the contrary, no- Incentive Shares Option shall be granted to any person who, immediately prior to the grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, unless the option price is at least 110% of the Fair Market Value of the Common Shares on the date of grant and the Option, by its terms, expires no later than five years after the date of grant.

ARTICLE VII

Restricted Shares

7 .1 Awards of Restricted Shares. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Shares will be made, the number of shares to be awarded, the time or times within which such Restricted Shares may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and the other terms and conditions of the Awards in addition to those set forth in Sections 7.2 and 7.3.

The provisions of Restricted Shares Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

7.2 Agreements and Certificates. Restricted Shares awarded pursuant to this Article VII shall be subject to the following terms and conditions:

(a) Restricted Shares Agreement. Each Restricted Shares Award shall be evidenced by, and subject to the terms of, a Restricted Shares Agreement executed by the Company. The Restricted Shares Agreement shall specify the number of shares of Common Shares subject to the Award, the time or times within which such Restricted Shares is subject to forfeiture and the other terms, conditions and restrictions applicable to such Award.

(b) Shares Certificate. When a Participant receives a Restricted Shares Award, a stock certificate or stock certificates representing the number of shares of Common Shares covered by such Award shall be issued and registered in the name of the Participant. A Participant shall have all of the rights of a holder of Common Shares with respect to such shares of Restricted Shares, including the right to vote such shares and to receive dividends thereon, except that the Participant shall not be permitted to sell, transfer, pledge or assign such shares of Restricted Shares.

(c) Custody. All stock certificates representing shares of Restricted Shares shall be held in custody by the Company until such Restricted Shares is no longer subject to forfeiture. When the restrictions applicable to a Restricted Shares Award, or any portion thereof, lapse, the stock certificate or stock certificates representing such shares shall be released from custody and delivered to the Participant.

(d) Distributions. In the event of a dividend or distribution payable in stock or a reclassification, stock split or split-up, the shares issued or declared on account of Restricted Shares shall be subject to the same terms and conditions relating to forfeiture as the Restricted Shares to which they relate.

7.3 Restrictions and Conditions. The shares of Restricted Shares awarded pursuant to this Plan shall be subject to the following restrictions and conditions and such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(a) Restriction Period. Subject to the provisions of this Plan and the Restricted Shares Agreement, shares of Restricted Shares will be forfeited to the Company if the Participant ceases to be an employee of the Company or a Director of the Company during a period (not to exceed five years) set by the Committee commencing with the date of such Award (the “Restriction Period”). Subject to the provisions of this Plan, the Committee may provide for the lapse of such restrictions in installments and may waive such restrictions, in whole or in part, at any time after the date of grant, based on such factors as the Committee shall deem appropriate in its sole discretion.

(b) Termination of Employment. Subject to the provisions of this Plan and the Restricted Shares Agreement, if a Participant’s Termination of Employment occurs during the Restriction Period due to death, Disability, retirement or any other reason, all shares of Restricted Shares remaining subject to forfeiture as of the date of such Termination of Employment shall be forfeited to the Company.

(c) Change of Control. In the event of a Change of Control, all Restricted Shares remaining subject to forfeiture shall immediately cease to be subject to forfeiture and the stock certificate or certificates representing such shares of Common Shares shall be released from custody and delivered to the Participant.

ARTICLE VIII

Termination or Amendment

8 .1 Termination or Amendment of the Plan. The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article X); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company’s shareholders, no amendment may be made that would (i) materially increase the aggregate number of shares of Common Shares that may be issued under this Plan (except by operation of Section 4.2); (ii) materially modify the requirements as to eligibility to participate in this Plan; or (iii) materially increase the benefits accruing to Participants.

8.2 Amendment of Awards. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent. The Committee may also substitute new Shares Options for previously granted Shares Options having higher option prices.

ARTICLE IX

Unfunded Plan

9 .1 Unfunded Status of Plan. This Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

ARTICLE X

General Provisions

10.1 Nonassignment. Except as otherwise provided in this Plan, Awards made hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such Award, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process thereon, such Award and the rights and privileges conferred hereby shall immediately terminate and the Award shall immediately be forfeited to the Company.

10.2 Legend. The Committee may require each person acquiring shares pursuant to an Award under this Plan to represent to the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The stock certificates representing such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates representing shares of Common Shares delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or stock market upon which the Common Shares is then listed or traded, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10.3 Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

10.4 No Right to Employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company nor shall there be a limitation in any way on the right of the Company to terminate such Participant’s employment at any time. Neither this Plan nor the grant of any Award hereunder shall give any Director any right with respect to continued service as a Director.

10.5 Withholding of Taxes. The Company shall have the right to (a) require the Participant to remit to the Company an amount sufficient to satisfy all Federal, state and local tax requirements prior to the delivery of a stock certificate representing the shares of Common Shares otherwise deliverable to the Participant, (b) reduce the number of shares of Common Shares otherwise deliverable to the Participant pursuant to this Plan by an amount that would have a Fair Market Value equal to the amount of all Federal, state or local taxes required to be withheld, or (c) to deduct the amount of such taxes from any cash payment otherwise to be made to the Participant. In connection with such withholding, the Committee may make such arrangements as are consistent with this Plan as it may deem appropriate.

10.6 Listing and Other Conditions.

(a) If the Common Shares is listed on a national securities exchange, the issuance of any shares of Common Shares pursuant to an Award shall be conditioned upon such shares being listed on such exchange. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or to receive shares pursuant to any other Award shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Shares pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Shares or Awards, and the right to exercise any Option or to receive shares pursuant to any other Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

(c) Upon termination of any period of suspension under this Section 10.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

10. 7 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Utah.

10.8 Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

10.9 Liability of Committee. No member of the Board or the Committee nor any employee of the Company shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

10.10 Other Benefits. No payment pursuant to an Award under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan nor affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

10.11 Costs. The Company shall bear all expenses incurred in administering this Plan, including expenses of issuing Common Shares pursuant to Awards hereunder.

10.12 Severability. If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan which shall continue in full force and effect.

10.13 Successors. This Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

10.14 Headings. Article and section headings contained in this Plan are included for convenience only and are not to be used in construing or interpreting this Plan.

ARTICLE XI

Effective Date of Plan

11.1 This Plan shall be effective as of 2/11/1999

ARTICLE XII

Term of Plan

12.1 No Shares Option or Restricted Shares shall be granted pursuant to this Plan on or after the tenth anniversary of its approval by the Company’s shareholders, but Awards granted prior to such tenth anniversary may extend beyond that date.